Exhibit 99.1

Salarius Pharmaceuticals Successfully Monetizes Legacy Consumer Product

Completes Sale of HOTSHOT

Houston, TX – July 24, 2019 – Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX), a clinical-stage oncology company targeting the epigenetic causes of cancers, today announced it completed the sale of HOTSHOT, a novel consumer beverage formerly marketed by Flex Innovation Group LLC, a subsidiary of Salarius Pharmaceuticals, Inc. (f/k/a Flex Pharma, Inc.), pursuant to an asset purchase agreement with Cliff-Cartwright Corporation. HOTSHOT is used by endurance athletes who drink it before, during, and after exercise to prevent and treat Exercise Associated Muscles Cramps (EAMCs).

Prior to completing the merger with then privately-held Salarius Pharmaceuticals LLC, Flex Pharma announced its intent to sell its consumer division as part of a broader effort to seek strategic alternatives to enhance stockholder value, including the potential sale of certain assets of Flex Innovation Group LLC.

David Arthur, President and CEO of Salarius Pharmaceuticals, stated, “Salarius Pharmaceuticals is a clinical-stage oncology company with a differentiated epigenetic therapy targeting areas of high unmet medical need including Ewing sarcoma and advanced solid tumors. We are focused on advancing our products through clinical development and we are pleased that HOTSHOT has found a home with Cliff-Cartwright Corporation. This transaction allows us to focus on clinical development.”

Matthew Wohl, President and CEO of Cliff-Cartwright Corporation, commented, “Since its founding by two endurance athletes, who also happen to be highly acclaimed scientists, HOTSHOT has been helping athletes perform and compete at every level. We are thrilled to continue building the HOTSHOT brand and believe in its mission of preventing muscle cramping and soreness for endurance athletes and fitness enthusiasts alike.”

XXX

About Salarius Pharmaceuticals

Salarius Pharmaceuticals, LLC is a clinical-stage oncology company targeting the epigenetic causes of cancers and is developing treatments for patients that need them the most. The company’s lead candidate, Seclidemstat, is currently in clinical development for treating Ewing sarcoma, for which it has Orphan Drug designation and Rare Pediatric Disease Designation by the U.S. Food and Drug Administration. Salarius believes that Seclidemstat is one of only two reversible inhibitors of the epigenetic modulator LSD1 currently in human trials, and that it could have potential for improved safety and efficacy compared to other LSD1-targeted therapies. Salarius is also developing Seclidemstat for a number of cancers with high unmet medical need, with an ongoing clinical study in Ewing sarcoma and a clinical study in advanced

2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021	www.salariuspharma.com

solid tumors, including prostate, breast and ovarian cancers. Salarius receives financial support from the National Pediatric Cancer Foundation to advance the Ewing sarcoma clinical program and is also the recipient of an $18.7M Product Development Award from the Cancer Prevention and Research Institute of Texas (CPRIT). For more information, please visit salariuspharma.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to: the potential for Seclidemstat to target the epigenetic dysregulation underlying Ewing sarcoma and advanced solid tumors including, but not limited to, prostate, breast, ovarian, melanoma, colorectal and other cancers; expected timing and results of clinical studies; the nature, strategy and focus of the company; and the development and commercial potential of any product candidates of the company. Salarius may not actually achieve the plans, carry out the intentions or meet the expectations or objectives disclosed in the forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and performance to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the ability of the company to raise additional capital to meet the company’s business operational needs and to achieve its business objectives and strategy; the company’s ability to project future capital needs and cash utilization; future clinical trial results; that the results of studies and clinical trials may not be predictive of future clinical trial results; the sufficiency of Salarius’ intellectual property protection; risks related to the drug development and the regulatory approval process; and the competitive landscape and other industry-related risks. Salarius disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Contacts

Investor Relations

LifeSci Advisors, LLC

Jeremy Feffer

Managing Director

(212) 915-2568

jeremy@lifesciadvisors.com

Media Relations:

Tiberend Strategic Advisors, Inc.

Johanna Bennett

Senior Vice President

(212) 375-2686

jbennett@tiberend.com

2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021	www.salariuspharma.com